EXHIBIT 99.1

NORTHERN OIL AND GAS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2007
(UNAUDITED)
ASSETS

Cash and Cash Equivalents	$924,148
Prepaid Expenses	62,528
Total Current Assets	986,676

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties - Unproved, Using Full Cost Accounting:
Leasehold Interest - Montana	1,245,000
Leasehold Interest - North Dakota	556,493
Total Oil and Natural Gas Properties - Unproved	1,801,493
Office Equipment and Furniture, Net	8,412
Total Property and Equipment, Net	1,809,905

Total Assets	$2,796,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$21,202
Total Current Liabilities	21,202

LONG-TERM LIABILITIES	-

Total Liabilities	21,202

STOCKHOLDERS' EQUITY
Preferred Stock, Par Value $.0001; 100,000 Authorized, 0 Outstanding	-
Common Stock, Par Value $.0001; 100,000,000 Authorized, 22,664,123 Outstanding	22,060
Additional Paid-in Capital	3,105,970
Deficit Accumulated during Development Stage	(352,651)
Total Stockholders' Equity	2,775,379

Total Liabilities and Stockholders' Equity	$2,796,581

NORTHERN OIL AND GAS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND
FOR THE PERIOD FROM INCEPTION (OCTOBER 5, 2006) THROUGH MARCH 31, 2007
(UNAUDITED)

		From
		Inception on
		October 5,
	Three Months	2006
	Ended	Through
	March 31,	March 31,
	2007	2007

REVENUES	$-	$-

EXPENSES
Share - Based Compensation Expense	216,986	255,561
General and Administrative Expense	69,691	107,490
Total Expenses	286,677	363,051

LOSS FROM OPERATIONS	(286,677)	(363,051)

OTHER INCOME	10,133	10,400

LOSS BEFORE INCOME TAXES	(276,544)	(352,651)

INCOME TAX PROVISION (BENEFIT)	-	-

NET LOSS	$(276,544)	$(352,651)

Net Loss Per Common Share - Basic and Diluted	$(0.01)	$(0.02)

Weighted Average Shares Outstanding - Basic and Diluted	20,196,836	19,110,760

NORTHERN OIL AND GAS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 5, 2006) THROUGH MARCH 31, 2007
(UNAUDITED)

					Accumulated
					Deficit	Total
			Additional	Stock	During	Stockholders'
	Common Stock		Paid-in	Subscription	Development	Equity
	Shares	Amount	Capital	Receivable	Stage	(Deficit)

Balance at Inception (October 5, 2006)	-	$-	$-	$-	$-	$-

Common Stock Issued	18,000,000	1,800	-	(1,400)	-	400

Compensation Related Stock Option Grants	-	-	38,575	-	-	38,575

Net Income (Loss)	-	-	-	-	(76,107)	(76,107)

Balance - December 31, 2006	18,000,000	1,800	38,575	(1,400)	(76,107)	(37,132)

Payment on Stock Subscriptions Receivable	-	-	-	1,400	-	1,400

Sale of 2,501,573 Common Shares for $1.05 Per Share	2,501,573	250	2,626,402	-	-	2,626,652

Private Placement Costs	-	-	(9,933)	-	-	(9,933)

Issued 400,000 Common Shares to Montana Oil and
Gas, Inc. for Leasehold Interest	400,000	40	419,960	-	-	420,000

Issued 271,440 Shares to Southfork Exploration, LLC
for Leasehold Interest	271,440	27	284,985	-	-	285,012

Balance Immediately Prior to Reverse Acquisition
of Kentex	21,173,013	2,117	3,359,989	-	(76,107)	3,285,999

Reverse Acquisition of Kentex:
Recapitalization of NOG with Kentex Common
Stock Issued in the Acquisition (Par Value
Changed to $.001 Per Share)	-	18,452	(18,452)	-	-	-
Acquisition of Kentex	1,491,110	1,491	(1,491)	-	-	-
Legal Fees	-	-	(25,000)	-	-	(25,000)
Introduction Fee	-	-	(12,500)	-	-	(12,500)
Payment to Kentex Stockholders	-	-	(377,500)	-	-	(377,500)
Other Professional Fees	-	-	(36,062)	-	-	(36,062)
Totals of Reverse Acquisition	1,491,110	19,943	(471,005)	-	-	(451,062)

Balance Immediately After Reverse Acquisition
of Kentex	22,664,123	22,060	2,888,984	-	(76,107)	2,834,937

Compensation Related Stock Option Grants	-	-	216,986	-	-	216,986

Net Income (Loss)	-	-	-	-	(276,544)	(276,544)

Balance - March 31, 2007	22,664,123	$22,060	$3,105,970	$-	$(352,651)	$2,775,379

NORTHERN OIL AND GAS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND
FOR THE PERIOD FROM INCEPTION (OCTOBER 5, 2006) THROUGH MARCH 31, 2007
(UNAUDITED)

		From
		Inception on
		October 5,
	Three Months	2006
	Ended	Through
	March 31,	March 31,
	2007	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(276,544)	$(352,651)
Adjustments to Reconcile Net Loss to Net Cash Used for Operating Activities:
Depreciation	260	260
Share - Based Compensation Expense	216,986	255,561
Increase in Prepaid Expenses	(61,528)	(62,528)
Increase in Accounts Payable	21,202	21,202
Net Cash Used For Operating Activities	(99,624)	(138,156)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Office Equipment and Furniture	(8,672)	(8,672)
Acquisition of Leasehold Interests in Oil and Gas Properties	(841,481)	(1,096,481)
Net Cash Used For Investing Activities	(850,153)	(1,105,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of Convertible Notes Payable (Related Party)	(165,000)	-
Proceeds from the Issuance of Common Stock - Net of Issuance Costs	1,188,990	2,167,457
Net Cash Provided by Financing Activities	1,023,990	2,167,457

NET INCREASE IN CASH AND CASH EQUIVALENTS	74,213	924,148

CASH AND CASH EQUIVALENTS - BEGINNING	849,935	-

CASH AND CASH EQUIVALENTS - ENDING	$924,148	$924,148

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-